UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2015
Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)
Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Chemical Financial Corporation ("Chemical") held its annual meeting of shareholders on Monday, April 20, 2015. At that meeting, the shareholders voted on six proposals, as described in Chemical's Proxy Statement dated March 6, 2015, and cast their votes as described below.
Proposal 1
All of the directors of Chemical are elected annually. All nominees for director were elected by the following votes:

	Votes Cast
Election of Directors	For	Withheld	Broker Non-Votes	Uncast

Gary E. Anderson	23,570,751	326,405	3,886,923	—
James R. Fitterling	23,577,014	320,142	3,886,923	—
Terence F. Moore	23,553,245	343,911	3,886,923	—
John E. Pelizzari	23,563,922	333,234	3,886,923	—
David B. Ramaker	23,293,016	604,140	3,886,923	—
Larry D. Stauffer	23,596,584	300,572	3,886,923	—
Franklin C. Wheatlake	23,545,560	345,089	3,886,923	6,507
Proposal 2
Proposal 2 was a proposal to amend Chemical's Restated Articles of Incorporation to increase the number of authorized shares of common stock from 45,000,000 shares to 60,000,000 shares. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes

24,665,365	2,660,040	458,674	—
Proposal 3
Proposal 3 was a proposal to amend Chemical's Restated Articles of Incorporation to authorize a class of 2,000,000 shares of preferred stock. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes

19,186,310	4,373,847	336,999	3,886,923
Proposal 4
Proposal 4 was a proposal to approve Chemical's Stock Incentive Plan of 2015. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes

22,146,855	1,476,740	273,560	3,886,923

Proposal 5
Proposal 5 was a proposal to ratify the appointment of KPMG LLP as Chemical's independent registered public accounting firm for the year ending December 31, 2015. This proposal was approved.

Votes Cast
For	Against	Abstain	Broker Non-Votes

27,362,773	187,741	233,565	—
Proposal 6
Proposal 6 was a non-binding advisory proposal to approve Chemical's executive compensation. This proposal was approved. A non-binding advisory proposal to approve Chemical's executive compensation will next occur in connection with Chemical's 2016 annual meeting of shareholders.

Votes Cast
For	Against	Abstain	Broker Non-Votes

22,478,553	1,039,861	378,742	3,886,923

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 21, 2015	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer